As filed with the Securities and Exchange Commission on May 24, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 GOEDEKER INC.
(Exact name of registrant as specified in its charter)

Delaware	83-3713938
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3817 Millstone Parkway, St. Charles, MO	63301
(Address of Principal Executive Offices)	(Zip Code)

1847 GOEDEKER INC. 2020 EQUITY INCENTIVE PLAN
(Full title of the plan)

Douglas T. Moore
Chief Executive Officer

3817 Millstone Parkway

St. Charles, MO 633301

(888) 768-1710

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share(2)	450,000	$5.925	$2,666,250	$290.89

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement covers any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of common stock.

(2)	This Form S-8 registers 450,000 additional shares of the Registrant’s common stock for issuance under the Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on NYSE American on May 20, 2021.

EXPLANATORY NOTE

1847 Goedeker Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 450,000 additional shares of its common stock, par value $0.0001 per share, under the Registrant’s 2020 Equity Incentive Plan, as amended (the “Plan”). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on August 3, 2020 (File No. 333-240307) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 29, 2021 (the “Annual Report”);

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 filed on May 12, 2021;

(3) The Registrant’s Current Reports on Form 8-K filed on January 20, 2021, March 25, 2021, March 29, 2021, April 5, 2021 and April 6, 2021; and

(4) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No.  001-39418) filed on July 30, 2020 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Annual Report.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of 1847 Goedeker Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 filed on August 3, 2020)
4.2	Bylaws of 1847 Goedeker Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on April 22, 2020)
5.1*	Opinion of Bevilacqua PLLC as to the legality of the shares
23.1*	Consent of Friedman LLP
23.2*	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this registration statement)
99.1	1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to the Annual Report on Form 10-K filed on March 29, 2021)
99.2	Amendment No. 1 to 1847 Goedeker Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 filed on May 3, 2021)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 24, 2021.

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Douglas T. Moore Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Douglas T. Moore and Robert D. Barry as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Douglas T. Moore	Chief Executive Officer and	May 24, 2021
Douglas T. Moore	Director (principal executive officer)

/s/ Robert D. Barry	Chief Financial Officer	May 24, 2021
Robert D. Barry	(principal financial and accounting officer)

/s/ Ellery W. Roberts	Chairman of the Board	May 24, 2021
Ellery W. Roberts

/s/ Edward J. Tobin	Director	May 24, 2021
Edward J. Tobin

/s/ Ellette A. Anderson	Director	May 24, 2021
Ellette A. Anderson

/s/ Clark R. Crosnoe	Director	May 24, 2021
Clark R. Crosnoe

/s/ Paul A. Froning	Director	May 24, 2021
Paul A. Froning

/s/ Glyn C. Milburn	Director	May 24, 2021
Glyn C. Milburn

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